This is to confirm that the RMB10 million loaned to Beijing Zhongtulian Culture and Education Development Center was for its long term development and operational cash flow needs. I further confirm that I will not request for repayment of the loan in the next two years.

兹证明本人借给北京中图联文化教育开发中心的 **1000** 万元人民币是作为其长远发展和经营资金的用途。本人进一步确认，本人不会在未来两年内要求偿还此笔贷款。

债权人：

Xiaoheng Ren 任晓姮

2014. 12. 31